SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2009

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2009, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”) and ACS Dobfar, SpA (“ACS”) entered into a Fifth Amendment to the September 30, 2001 Manufacturing and Supply Agreement under which ACS supplies Cubist with Active Pharmaceutical Ingredient (“API”) for CUBICIN® (daptomycin for injection).  Under the Fifth Amendment, Cubist and ACS have agreed to: (a) an implementation plan and sharing of costs for certain improvements to ACS’s manufacturing facility relating to the manufacture of CUBICIN API, (b) a new pricing schedule that can be updated further in the event of future facility or process improvements, and (c) a new minimum order requirement structure based on a percentage of Cubist’s CUBICIN API requirements rather than an absolute annual minimum.

The foregoing description of the Fifth Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Amendment, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the registrant’s Annual Report on Form 10-K for the year ending on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel
and Secretary

Dated: November 23, 2009